Exhibit 99.1

Marker Therapeutics Receives USAN Approval for “zelenoleucel” as Nonproprietary Name for MT-401, Multi-Tumor-Associated Antigen Targeted T Cell Product for Acute Myeloid Leukemia

Houston, TX – June 23, 2020 – Marker Therapeutics, Inc. (Nasdaq:MRKR), a clinical-stage immuno-oncology company specializing in the development of next-generation T cell-based immunotherapies for the treatment of hematological malignancies and solid tumor indications, announced today that the United States Adopted Names (USAN) Council has approved “zelenoleucel” as the nonproprietary (generic) name for MT-401, a multi-tumor-associated antigen (MultiTAA)-specific T cell product candidate for the treatment of patients with acute myeloid leukemia (AML) following allogeneic stem cell transplant in both adjuvant and active disease settings.

“The USAN approval of zelenoleucel as the generic name for MT-401 is another step forward for continued advancement of our therapy,” said Peter L. Hoang, President & CEO of Marker Therapeutics. “MT-401, which received Orphan Drug designation from the U.S. FDA in April, has shown clinical benefit in patients with acute myeloid leukemia post stem cell transplant in an investigator-sponsored trial. We are excited about the continued clinical development of zelenoleucel and look forward to initiating our Company-sponsored Phase 2 study in patients with AML following transplant.”

About USAN

The United States Adopted Names (USAN) Council is responsible for selecting simple, informative and unique nonproprietary (generic) drug names. The USAN Council establishes logical nomenclature classifications based on pharmacological and/or chemical relationships. In addition to one member-at-large and a Food and Drug Administration (FDA) liaison, the council consists of one representative from each of the following: The American Medical Association, United States Pharmacopeia (USP) and the American Pharmacists Association.

About MultiTAA-Specific T Cell Therapy

Marker’s Multi-Tumor-Associated Antigen Targeted (MultiTAA) platform is a novel, non-genetically modified cell therapy approach that selectively expands tumor-specific T cells from a patient’s blood capable of recognizing a broad range of tumor antigens. In early clinical trials, the multi-antigen approach has been well-tolerated and shown to enhance tumor destroying capability of T cells. It is one of the first therapies to consistently demonstrate epitope-spreading – inducing the patient’s own T cells to expand, potentially contributing to a lasting anti-tumor effect. Unlike other cell therapies which require pre-conditioning regimens and hospitalization, MultiTAA-specific T cells are designed to be administered in an outpatient setting.

About Marker Therapeutics, Inc.
Marker Therapeutics, Inc. is a clinical-stage immuno-oncology company specializing in the development of next-generation T cell-based immunotherapies for the treatment of hematological malignancies and solid tumor indications. Marker’s cell therapy technology is based on the selective expansion of non-engineered, tumor-specific T cells that recognize tumor associated antigens (i.e. tumor targets) and kill tumor cells expressing those targets. This population of T cells is designed to attack multiple tumor targets following infusion into patients and to activate the patient’s immune system to produce broad spectrum anti-tumor activity. Because Marker does not genetically engineer its T cell therapies, we believe that our product candidates will be easier and less expensive to manufacture, with reduced toxicities, compared to current engineered CAR-T and TCR-based approaches, and may provide patients with meaningful clinical benefit. As a result, Marker believes its portfolio of T cell therapies has a compelling product profile, as compared to current gene-modified CAR-T and TCR-based therapies.

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Forward-Looking Statement Disclaimer
This release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this news release concerning the Company’s expectations, plans, business outlook or future performance, and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements.” Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our research, development and regulatory activities and expectations relating to our non-engineered multi-tumor antigen specific T cell therapies; the effectiveness of these programs or the possible range of application and potential curative effects and safety in the treatment of diseases; the potential benefits of orphan drug designation; and the timing and success of our clinical trials, as well as clinical trials conducted by our collaborators. Forward-looking statements are by their nature subject to risks, uncertainties and other factors which could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to the risks set forth in the Company’s most recent Form 10-K, 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. The Company assumes no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contacts

Investors
Solebury Trout
Luke Brown
(646) 378-2944
lbrown@soleburytrout.com

Media
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Amy Bonanno
(914) 450-0349
abonanno@soleburytrout.com

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